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                                                                   EXHIBIT 10.22

                   [BLUE MARTINI SOFTWARE, INC. LETTERHEAD]


December  27, 2000



Laurent Pacalin
2161 Avy Avenue
Menlo Park, CA 94025

Re:    Employment Terms

Dear Laurent,

Blue Martini Software, Inc. ("BMS") is pleased to offer you the position of Vice President of Marketing Officer on the terms as described in your offer letter dated December 27, 2000. In addition to the letter referenced, your employment includes the following term:

 .    If you are terminated from BMS without cause at any time in your employment, you will be eligible to receive a severance payment equal to 6 months of your base salary at the time of termination and BMS will pay health benefits for you and your dependents for 6 months on the same terms as then provided to employees of the Company. If you resign from BMS at any point, a severance payment will not be paid. This severance payment will be your only benefit or payment upon termination, and you will not be entitled to any additional stock vesting upon termination of employment for any reason. "Cause" shall mean the occurrence of one or more of the following:
     (i) your conviction of a felony or a crime involving moral turpitude or dishonesty; (ii) your participation in a fraud or act of dishonesty against the Company; (iii) your intentional and material damage to the Company's property; or (iv) a material breach by you of this Agreement, the Company's written policies, or the Employee Proprietary Information and Inventions Agreement that is not remedied by you within fourteen (14) days of written notice of such breach from the Board. It shall be a condition to your receipt of such severance that you enter into a release agreement acceptable to the Company. We look forward to your favorable reply and to a productive and enjoyable working relationship.

Very truly yours,

/s/ MONTE ZWEBEN

Monte Zweben
Blue Martini Software, Inc.

I accept the employment terms stated in this letter, and expect to commence employment on December 30, 2000

/s/ LAURENT PACALIN
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Laurent Pacalin
Date:  December 29, 2000